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                                                                    ATTACHMENT C



              Consent of Independent Certified Public Accountants




Board of Directors
The Travelers Insurance Company


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.




/s/KPMG LLP
Hartford, Connecticut
June 29, 2000